Exhibit 99.1

BioDelivery Sciences Announces the Securing of Preferred Formulary Status

for BUNAVAIL on a Significant Managed Care Plan

Agreement provides BUNAVAIL with an opportunity to access a significant portion of more than 140,000 additional prescriptions annually

RALEIGH, N.C., July 11, 2016 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI) announced it has signed an agreement with a significant managed care provider providing preferred access to BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) for the maintenance treatment of opioid dependence.

As a result of the agreement, access to BUNAVAIL will be improved substantially from its current non-formulary position with this managed care plan to a preferred formulary position, while the current market leader is made non-preferred. The other branded buprenorphine/naloxone product will share preferred status with BUNAVAIL.

While details have not been disclosed, the agreement provides access to patients with Commercial, Managed Medicaid and Medicare coverage within the plan. In total, the managed care plan that BDSI has contracted with covers in excess of 10.5 million lives and has provided coverage for an estimated more than 140,000 prescriptions over the last 12 months for buprenorphine products for opioid dependence for which the market leader has a majority, according to data from Symphony Health. The agreement officially goes into effect on January 1, 2017, although BDSI anticipates that healthcare providers may begin to make the transition prior to that date.

“During 2016, our stated strategy for BUNAVAIL has been to streamline our commercial efforts to ease our cash burn and create efficiencies, while at the same time seeking additional managed care contracts to increase the availability of BUNAVAIL nationally, all with a view towards making our BUNAVAIL operations profitable as early as possible. We are very pleased with our continued progress in both of these critical endeavors, and we believe this most recent agreement could have a significant impact on future BUNAVAIL prescription sales given the number of lives covered by this plan and the overall volume of prescriptions for buprenorphine products for opioid dependence,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI. “We look forward to the successful implementation of the agreement and the opportunity to transition a large portion of these patients to BUNAVAIL. In the meantime, we also continue to pursue other promising potential opportunities as payers become increasingly interested in the benefits of BUNAVAIL.”

About BUNAVAIL

INDICATION

BUNAVAIL (buprenorphine and naloxone) Buccal Film (CIII) is a prescription medicine indicated for the maintenance treatment of opioid dependence. BUNAVAIL should be used as part of a complete treatment plan that includes counseling and psychosocial support.

Prescription use of this product is limited under the Drug Addiction Treatment Act (DATA).

IMPORTANT SAFETY INFORMATION

Keep BUNAVAIL (buprenorphine and naloxone) Buccal Film (CIII) out of the sight and reach of children. Ingestion of BUNAVAIL by a child may cause severe breathing problems and death. If a child takes BUNAVAIL, get emergency help right away.

Do not take BUNAVAIL if you are allergic to buprenorphine or naloxone, as serious negative effects, including anaphylactic shock, have been reported.

Do not take BUNAVAIL before the effects of other opioids (e.g., heroin, methadone, oxycodone, morphine) have lessened as you may experience withdrawal symptoms.

Do not drive, operate heavy machinery, or perform any other dangerous activities until you know how BUNAVAIL affects you.

BUNAVAIL contains buprenorphine, an opioid that can cause physical dependence. Your doctor can tell you more about the difference between physical dependence and drug addiction. Do not stop taking BUNAVAIL without talking to your doctor. You could become sick with uncomfortable withdrawal symptoms because your body has become used to this medicine.

Do not switch from BUNAVAIL to other medicines that contain buprenorphine without talking with your doctor. The amount of buprenorphine in a dose of BUNAVAIL is not the same as the amount of buprenorphine in other medicines. Your doctor will prescribe a dose of BUNAVAIL that may be different than other buprenorphine-containing medicines you may have been taking.

BUNAVAIL can cause serious life-threatening breathing problems, overdose and death, particularly when taken by the intravenous (IV) route in combination with benzodiazepines, sedatives, tranquilizers or alcohol. You should not drink alcohol while taking BUNAVAIL, as this can lead to loss of consciousness or even death.

Like other opioids (e.g., heroin, methadone, oxycodone, morphine), BUNAVAIL may produce orthostatic hypotension (‘dizzy spells’) in ambulatory individuals.

Common side effects of BUNAVAIL include headache, drug withdrawal syndrome, lethargy (lack of energy), sweating, constipation, decrease in sleep (insomnia), fatigue and sleepiness.

Because BUNAVAIL contains naloxone, injecting BUNAVAIL may cause serious withdrawal symptoms such as pain, cramps, vomiting, diarrhea, anxiety, sleep problems, and cravings.

BUNAVAIL can be abused in a manner similar to other opioids, legal or illicit. Keep BUNAVAIL in a safe place. Do not give your BUNAVAIL to other people, it can cause them harm or even death. Selling or giving away this medicine is against the law.

BUNAVAIL is not recommended in patients with severe hepatic impairment. BUNAVAIL may be used with caution for maintenance treatment in patients with moderate hepatic impairment.

Before taking BUNAVAIL, tell your doctor if you are pregnant or plan to become pregnant. If you become pregnant while taking BUNAVAIL, tell your doctor immediately as there may be significant risks to you and your baby; your baby may have symptoms of withdrawal at birth.

Before taking BUNAVAIL, talk to your doctor if you are breast-feeding or plan to breast-feed your baby. BUNAVAIL can pass into your breast milk and may harm your baby. Monitor your baby for increased sleepiness and breathing problems. Your doctor should tell you about the best way to feed your baby if you are taking BUNAVAIL.

This is not a complete list of potential adverse events associated with BUNAVAIL Buccal Film. Please see full Prescribing Information for a complete list. To report negative side effects associated with taking BUNAVAIL Buccal Film, please call 1-800-469-0261. You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

For more information, please see full Prescribing Information and Medication Guide for BUNAVAIL Buccal Film (CIII)

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s development strategy focuses on utilization of the FDA’s 505(b)(2) approval process. This regulatory pathway creates the potential for more timely and efficient approval of new formulations of previously approved therapeutics.

BDSI’s particular area of focus is the development and commercialization of products in the areas of pain management and addiction. These are areas where BDSI believes its drug delivery technologies and products can best be applied to address critical unmet medical needs. BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, painful diabetic neuropathy and opioid dependence. BDSI’s headquarters is located in Raleigh, North Carolina.

For more information, please visit or follow us at:

Internet:	www.bdsi.com
Facebook:	Facebook.com/BioDeliverySI
Twitter:	@BioDeliverySI

BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) is marketed in the U.S. by BioDelivery Sciences. BELBUCA™ (buprenorphine) buccal film (CIII) is commercialized in the U.S. by Endo Pharmaceuticals pursuant to the worldwide licensing and development agreement between BDSI and Endo. ONSOLIS® (fentanyl buccal soluble film) (CII) is commercialized in the U.S. by Collegium Pharmaceutical pursuant to the U.S. licensing and development agreement between BDSI and Collegium. For full prescribing information and important safety information on BDSI products, including BOXED WARNINGS for ONSOLIS, please visit www.bdsi.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at (800) 469-0261. For full prescribing and safety information on BELBUCA, please visit www.belbuca.com.

Cautionary Note on Forward-Looking Statements

This press release and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of commercialization efforts for BUNAVAIL as described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS® and BUNAVAIL® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences and BUNAVAIL logos are trademarks owned by BioDelivery Sciences International, Inc. BELBUCA™ is a trademark owned by Endo Pharmaceuticals. All other trademarks and tradenames are owned by their respective owners.

© 2016 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Investors:

Matthew P. Duffy

Managing Director

LifeSci Advisors, LLC

212-915-0685

matthew@lifesciadvisors.com

Al Medwar

Senior Vice President, Corporate and Business Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com

Media:

Susan Forman/Laura Radocaj

Dian Griesel Int’l.

212-825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com